EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Joint Registration Statement on Form S-3 dated November 12, 1997 of Meditrust Corporation, formerly known as Santa Anita Realty Enterprises, Inc. and Meditrust Operating Company, formerly known as Santa Anita Operating Company, of our reports dated January 16, 1997 on our audits of the consolidated financial statements and financial statement schedules of Meditrust as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994.


                                             Coopers & Lybrand L.L.P.





Boston, Massachusetts
November 12, 1997